SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934


Filed by the registrant                 [  x ]

Filed by a party other than registrant  [    ]


Check the appropriate box:

     [    ]    Preliminary proxy statement

     [  x ]    Definitive proxy statement

     [    ]    Definitive additional materials

     [    ]    Soliciting material pursuant to Rule 14a-11(c) or
               Rule 14a-12



                           TOWN & COUNTRY CORPORATION
                           --------------------------
             (Exact name of Registrant as specified in its charter)


      Francis X. Correra, Senior Vice President & Chief Financial Officer
      -------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

     [  x ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(j)(2).

     [    ]    $500 per each party to the controversy pursuant to Exchange Act
               Rule 14a-6(i)(3).

     [    ]    Fee computed on table below per Exchange Act Rules  14a-6(i)(4)
               and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A
                                                                     ----

(2)  Aggregate number of securities to which transaction applies:     N/A
                                                                     ----

(3)  Per unit price or other underlying value of transaction computed
     pursuant to Exchange Act Rule 0-11:          N/A
                                                 ----

(4)  Proposed maximum aggregate value of transaction:  N/A
                                                      ----


     [   ]     Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                   -----------------------------------

     (2)  Form, schedule or registration statement no.:
                                                        -----------------

     (3)  Filing party:
                         -----------------------------------------------

     (4)  Date filed:
                         -----------------------------------------------

June 26, 1995



Securities & Exchange Commission
450 Fifth Street
Washington, DC  20549

RE:  DEFINITIVE PROXY MATERIAL

Ladies and Gentlemen:

Pursuant to Rule 14a-6(b) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the following material is electronically filed on behalf of Town & Country Corporation (the "Company"):

     (1) Definitive Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, and
     (2) Definitive Form of Proxy to be solicited by the Board of Directors of the Company.

The Definitive Proxy Materials have been prepared by the Company for use in connection with its Annual Meeting of Stockholders to be held on Thursday, July 20, 1995.

Pursuant to Rule 14a-3(c) promulgated by the SEC under the 1934 Act, we are forwarding under separate cover, seven (7) copies of the Company's Annual Report for the fiscal year ended February 26, 1995. The Annual Reports are submitted for the information of the SEC only and are not deemed "soliciting material" or to be "filed" with the SEC. The financial statements in the Annual Report do not reflect a change from the preceding year in any accounting principles or in the method of applying any such principles or practices.

Pursuant to Rule 14a-6(m) promulgated by the SEC under the 1934 Act, attached is
Schedule 14A, Information Required in Proxy Statement. Pursuant to Item 10 of
Schedule 14A, we are forwarding under separate cover three (3) copies of each of the proposed 1994 Non-Employee Directors' Nonqualified Stock Option Plan and the 1995 Stock Option and Incentive Plan. The proposed benefit plans are submitted for the information of the SEC only and are not deemed "soliciting material" or to be "filed" with the SEC. The Company's stockholders are voting on the benefit plans.

Pursuant to the filing fee requirement of Rule 14a-6, the filing fee of $125 has been wired to Mellon Bank, account number 910-8739, referencing CIK number 0000768608. This fee was designated to be non-restricted.

The Company is first mailing the Definitive Proxy Materials to its stockholders on Tuesday, June 27, 1995.

Concurrently with this filing, three copies of (a) the Definitive Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, (b) the Definitive Form of Proxy to be solicited by the Board of Directors of the Company, and (c) the Company's Annual Report are being sent to the American Stock Exchange, Inc.

If you have any questions concerning any of the enclosed filings, you may call the undersigned at (617) 884-8500.

Sincerely,



Robert C. MacCready
Vice President and
Corporate Controller

sdb

Enclosures:    Seven (7) Annual Reports and Benefit Plans To:

TOWN & COUNTRY CORPORATION
25 Union Street
Chelsea, Massachusetts 02150


June 27, 1995

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Town & Country Corporation to be held at 10:30 A.M. on Thursday, July 20, 1995, at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts. Your Board of Directors and I look forward to greeting you at the meeting.

Enclosed are the Proxy Statement, Proxy Card and the 1995 Annual Report to Stockholders. All Class A stockholders will be asked to vote on the election of one new Director. All stockholders will be asked to vote on the re-election of two Directors and to approve each of a Non-Employee Directors' Nonqualified Stock Option Plan and a Stock Option and Incentive Plan.

The Board has given due consideration to the proposals to elect one new Director and to re-elect two Directors to the Company's Board of Directors and to approve each of a Non-Employee Directors' Nonqualified Stock Option Plan and a Stock Option and Incentive Plan, and has concluded that their adoption would be in the best interests of all the stockholders. Accordingly, the Board suggests you carefully review the enclosed Proxy Statement and strongly recommends that you vote for these Company proposals, and urges you to sign, date and mail the enclosed proxy in the reply envelope provided at your earliest convenience. It is important that your shares be represented at the meeting whether or not you are able to be present. Your cooperation will be appreciated.

Sincerely,

/s/ C. William Carey
C. William Carey
Chairman

Town & Country Corporation
Chelsea, Massachusetts 02150



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 20, 1995

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Town & Country Corporation will be held at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Thursday, July 20, 1995, at 10:30 A.M., for the following purposes:

     1.  To elect three Directors.

     2. To approve the adoption of the 1994 Non-Employee Directors' Nonqualified Stock Option Plan.

     3. To approve the adoption of the 1995 Stock Option and Incentive Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on June 2, 1995 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors
Richard E. Floor, Clerk


Chelsea, Massachusetts
June 27, 1995



Management invites you to attend our annual meeting but if you are unable to be present, please date, sign and return the enclosed proxy as promptly as possible. No postage is required if the proxy is returned in the enclosed envelope and mailed in the United States.

TOWN & COUNTRY CORPORATION
25 Union Street
Chelsea, Massachusetts 02150
(617) 884-8500

PROXY STATEMENT

This statement is furnished in connection with the solicitation by the Board of Directors of Town & Country Corporation (hereinafter the "Company" or "Town & Country") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 20, 1995, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying notice of the meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on or shortly after June 27, 1995. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke the proxy at any time before it is exercised by giving written notice to the Company, attention, Clerk, to such effect. A stockholder also may revoke a proxy by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the record date stated below attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Proxies properly executed and received in time for the meeting will be voted.

The close of business on June 2, 1995, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting. As of such date, 21,094,561 shares of Class A Common Stock and 2,664,941 shares of Class B Common Stock were outstanding and entitled to be voted at the meeting. In addition, as of such date, 2,229,917 shares of the Company's convertible redeemable preferred stock (the "Convertible Preferred") were outstanding. Each share of Convertible Preferred is convertible into two shares of Class A Common Stock and votes as if such share had been converted by the holder. Accordingly, on an as-converted basis, 25,554,395 shares of Class A Common Stock were outstanding as of June 2, 1995 and entitled to be voted at the meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters voted on by that respective class at the meeting. Unless otherwise specified herein, all references in this proxy statement to the Class A Common Stock shall be deemed to include the Class A Common Stock into which the Convertible Preferred may be converted. Unless otherwise specified herein, all references in this proxy statement to the Common Stock shall be deemed to include the Class A Common Stock into which the Convertible Preferred may be converted, the Class A Common Stock and the Class B Common Stock.

The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of the proposals set forth herein. In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

Mr. C. William Carey, Chief Executive Officer and Chairman of the Board of Directors of the Company, owns of record and beneficially an aggregate of 2,723,679 shares of the Company's Class A Common Stock and 2,519,787 shares of the Company's Class B Common Stock. In addition, Mr. Carey serves as a co-trustee for trusts holding an additional 254,571 shares of Class A Common Stock and 140,253 shares of Class B Common Stock. As of June 2, 1995, Mr. C. William Carey and trusts created for the benefit of his minor children owned, in the aggregate, approximately 8.7% of the Company's Class A Common Stock and 99.8% of the Company's Class B Common Stock.

The Annual Report of the Company, including financial statements for the fiscal year ended February 26, 1995, is being mailed to stockholders concurrently with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material.

                    ELECTION OF DIRECTORS (ITEM 1 ON PROXY)

The Company's by-laws provide that the power to fix the number of Directors each year shall rest with the Board and that any vacancies shall be filled by a majority vote of the Directors then in office. Effective as of the Annual Meeting, the Board has set the number of Directors to serve until the next annual meeting at five.

Pursuant to the Company's by-laws, the Board of Directors is divided into three classes, as nearly equal in number as possible, with the members of each class to serve for three years. Under this arrangement, Charles Hill will serve until the 1996 Annual Meeting, and William Schawbel will serve until the 1997 Annual Meeting, and until their successors are duly elected and qualified. The Board has nominated C. William Carey and Richard E. Floor, who are currently Directors of the Company, for re-election at the 1995 Annual Meeting to serve until the 1998 Annual Meeting, and until their successors are duly elected and qualified. The Board has nominated Marcia C. Morris for election at the 1995 Annual Meeting to serve until the 1997 Annual Meeting, and until her successor is duly elected and qualified. Information regarding this nominee is set forth at page three.

In 1988, the Company amended its Articles of Organization to provide that at least 25% of its Board of Directors would be elected by the Class A Shareholders voting as a separate class. Messrs. Philip H. Cahalin and Donald H. Wheeler were designated as Class A Directors at the 1988 Annual Meeting to serve until 1991. Mr. Cahalin was reelected at the Annual Meeting in 1991; however, no new Class A Director was proposed to fill the vacancy created by Mr. Wheeler's death in the spring of 1991. In 1995, upon the retirement of Mr. Cahalin, the Board nominated Messrs. Mone Anathan, III and William Schawbel, both of whom were elected to the Board by the stockholders at the Company's 1994 Annual Meeting, to serve as the Class A Directors of the Company. Mr. Mone Anathan III, who was elected to the Board by the stockholders at the Company's 1994 Annual Meeting, resigned his Directorship effective February 26, 1995 due to the demands of his own business. The Board has nominated Ms. Morris to serve along with Mr. Schawbel as the Class A Directors of the Company. Only holders of record of Class A Common Stock as of June 2, 1995 are entitled to vote in the election of the Class A Directors.

As of June 2, 1995, Mr. C. William Carey and trusts created for the benefit of his minor children owned, in the aggregate, approximately 8.7% of the shares of the Company's Class A Common Stock. Following the exercise of the Company's stock options that are exercisable within 60 days of June 2, 1995 (750,000 of which are held by Mr. Carey) Mr. Carey's ownership would be increased to 11.0% of the Company's outstanding Class A Common Stock.

The Company's by-laws provide that a plurality of the votes cast by the holders of the Class A and Class B Common Stock voting together as a single class represented in person or by proxy and entitled to vote at the 1995 Annual Meeting is required to re-elect Messrs. Carey and Floor as Directors. The Company's by-laws provide that a plurality of the votes cast by the holders of the Class A Common Stock voting as a single class represented in person or by proxy and entitled to vote at the 1995 Annual Meeting is required to elect Ms. Morris as a Director.

The Board of Directors recommends that stockholders vote FOR the election of Mr. Carey and Mr. Floor, and recommends that holders of Class A Common Stock vote FOR the election of Ms. Morris.

In accordance with the provisions of Massachusetts law and the Company's Articles of Incorporation and by-laws, the Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum is present. Accordingly, shares represented by a proxy that withhold authority to vote for a particular nominee or nominees and broker non-votes will not be considered to be voting on the election of Messrs. Carey and Floor and Ms. Morris as Directors.


The following table sets forth certain information as of June 2, 1995 regarding the Directors of the Company and the nominees for Director based on the information furnished by them to the Company.

Name and Principal Occupation                     First Became                       Shares of Common    Percent of
for Past Five Years                     Age       a Director     Class of Stock      Stock Owned         Class(1)

C.  William  Carey                      58        1965           Class A             2,978,250  (2)      11.0%
Chairman and Chief Executive                                     Class B             2,660,040  (3)      99.8%
Officer, Treasurer and President
of the Company since its
incorporation in 1965; Director,
Prospect Street High Income
Portfolio, Inc.; Director, Solomon
Brothers Limited, a Bahamas
corporation; Director and Chairman,
Little Switzerland, Inc., a Delaware
corporation.

Richard E. Floor                        55        1972           Class A               153,000  (4) (5)   *
Attorney whose professional                                      Class B                        (4)      --
corporation is a partner in the
law firm of Goodwin, Procter &
Hoar, the Company's legal counsel;
Director, New America High Income
Fund.

Charles Hill                            47        1986           Class A                26,000  (5)       *
Chairman of Garber Travel Service,                               Class B                    --           --
Inc. since 1981; Vice Chairman of
Towle Mfg. Co., Inc. (giftware)
1982-1983.

William Schawbel                        55        1995           Class A                20,000  (6)       *
Chief Executive Officer of The                                   Class B                    --           --
Schawbel Corporation (technology
manufacturer) since 1981.

Marcia C. Morris                        46        Nominee                                   --           --
Chief Legal Counsel, Senior
Vice President, The Presbyterian
Hospital since March 1995; Kennedy
School of Government, Harvard
University, 1992-93; President,
the Stride Rite Children's Group,
1989-92.

(1) Included in calculating the percentages of the Company's Class A Common Stock are 1,543,700 shares of the Company's Class A Common Stock that could be acquired by the exercise of stock options or warrants within 60 days of June 2, 1995, 750,000 of which are held by Mr. Carey.

(2) Includes 254,571 shares of Class A Common Stock (0.9% of the class) beneficially owned by Mr. Carey and Mr. Floor in their capacities as co-trustees of various irrevocable family trusts for the benefit of Mr. Carey's minor children, which trusts give the trustees the shared power to vote and dispose of these shares.

(3) Includes 140,253 shares of Class B Common Stock (5.3% of the class) beneficially owned by Mr. Carey and Mr. Floor in their capacities as co-trustees of the trusts described in footnote 2 above.

(4) Excludes the shares of Class A and Class B Common Stock beneficially owned by Mr. Carey and Mr. Floor, as described above in footnotes 2 and 3.

(5) Includes 25,000 shares of Class A Common Stock that each Director could acquire by the exercise of stock options within 60 days of June 2, 1995, 20,000 of which are contingent upon stockholder approval of the 1994 Non-Employee Directors' Nonqualified Stock Option Plan (Item 2 on the proxy).

(6) Includes 20,000 shares of Class A Common Stock that this Director could acquire by the exercise of stock options within 60 days of June 2, 1995, all of which are contingent upon stockholder approval of the 1994 Non-Employee Directors' Nonqualified Stock Option Plan (Item 2 on the proxy).

(*) The amount of Common Stock held by this individual is less than one percent of the outstanding shares of that class of Common Stock.

                BOARD MEETINGS, COMMITTEES, ATTENDANCE AND FEES


BOARD MEETINGS

The Board of Directors held four meetings during the 1995 fiscal year. The Board has no nominating committee. Each of the incumbent Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of the committees of which he was a member which were held during the period he was a Director or committee member.

COMPENSATION COMMITTEE

This committee reviews and makes recommendations to the Board concerning major compensation policies, the granting of stock options, and compensation of officer-Directors. Because the full Board of Directors determined that the employment agreements and performance-based compensation arrangements with Messrs. Carey and Correra defined the salary and bonus arrangements for the Company's executive officers, the Compensation Committee did not meet during the past fiscal year.

The committee members are Directors Hill and Schawbel.

AUDIT COMMITTEE

This committee held one meeting during the past fiscal year. This committee is responsible for reviewing the financial condition of the Company, its internal controls and any action to be taken thereon by management. It reviews audit and examination reports of the independent auditors. The committee elects the independent auditors for appointment by the Board.

The committee members are Directors Floor, Hill and Schawbel.

REMUNERATION OF DIRECTORS

Each Director of the Company, other than those who are officers, receives $10,000 per year plus $2,500 per Board meeting. Directors serving on committees receive $1,000 per meeting attended, other than those held in conjunction with regularly scheduled Board meetings. Each Director is reimbursed for expenses incurred in connection with his or her duties as Director. Assuming approval of the plan by the Company's stockholders, pursuant to the 1994 Non-Employee Directors' Nonqualified Stock Option Plan, each non-employee Director, upon his or her initial election to the Board of Directors, will receive an option to purchase 20,000 shares of Class A Common Stock. Each non-employee Director who is a Director on the last day of the Company's fiscal year which is more than four full years after the date of the initial option grant will receive on such date and annually thereafter an option to purchase 4,000 additional shares of Class A Common Stock. All such options will be immediately exercisable at the fair market value of the Class A Common Stock on the date of issuance.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of June 2, 1995 except where a different date is indicated by footnote, with respect to the beneficial ownership of the Company's voting securities by all persons known by the Company to own more than 5% of either class of the Company's outstanding voting securities, by the named executive officers, and by all Directors, nominees for Director, and executive officers of the Company as a group. Approximately 8.7% and 99.8% of the Company's Class A and Class B securities, respectively, entitled to vote at the 1995 Annual Meeting are owned by Mr. Carey and by trusts established for his minor children. See the table and accompanying footnotes below.


                                                                          Amount
Title of Class           Name and Address of                Beneficially        Percent
                         Beneficial Owner                   Owned               of Class (1)

Class A Common Stock     C. William Carey
$.01 par value           Town & Country Corporation
                         25 Union Street
                         Chelsea, Massachusetts 02150       2,978,250      (2)  11.0%

                         Francis X. Correra
                         Town & Country Corporation
                         25 Union Street
                         Chelsea, Massachusetts 02150         482,960      (3)   1.8%

                         FMR Corp.
                         82 Devonshire Street
                         Boston, Massachusetts 02109-3614   1,505,770      (4)   5.6%

                         Northeast Investors Trust
                         50 Congress Street
                         Boston, Massachusetts 02109        1,626,773      (5)   6.0%

                         Directors and Executive
                         Officers as a Group (6 Persons)    3,660,210      (6)  13.6%


Class B Common Stock     C. William Carey
$.01 par value           Town & Country Corporation
                         25 Union Street
                         Chelsea, Massachusetts 02150       2,660,040      (7)  99.8%

                         Francis X. Correra
                         Town & Country Corporation
                         25 Union Street
                         Chelsea, Massachusetts 02150           1,462              *

                         Directors and Executive
                         Officers as a Group (6 Persons)    2,661,502      (8)  99.9%



(1) Included in calculating the percentages of the Company's Class A Common Stock are 1,543,700 shares of the Company's Class A Common Stock that could be acquired by the exercise of stock options or warrants within 60 days of June 2, 1995.

(2) Includes all of the shares set forth in footnote 2 above to Election of Directors.

(3) Includes 475,000 shares which Mr. Correra could acquire by the exercise of stock options within 60 days of June 2, 1995.

(4) As reported by FMR Corp. in an amended Schedule 13G dated January 9, 1995 and filed with the Securities and Exchange Commission.

(5) As reported by Northeast Investors Trust in a Schedule 13G dated February 14, 1995 and filed with the Securities and Exchange Commission.

(6) See footnote 2 above to Election of Directors. Includes 1,295,000 shares which Directors and executive officers could acquire by the exercise of stock options within 60 days of June 2, 1995.

(7) Includes all of the shares set forth in footnote 3 above to Election of Directors.

(8) See footnote 3 above to Election of Directors.

(*) The amount of Common Stock held by this individual is less than one percent of the outstanding shares of that class of common stock.

                               EXECUTIVE OFFICERS

The following table sets forth the name, age and position held by each executive officer of the Company during the fiscal year ended February 26, 1995:

Name                          Age            Capacities in which Served

C. William Carey              58             Chairman and Chief Executive
                                             Officer, Treasurer and
                                             President of the Company since
                                             its incorporation in 1965.

Francis X. Correra            57             Senior Vice President and Chief
                                             Financial   Officer   since   1983;
                                             associated  with the Company  since
                                             1979.


                             EXECUTIVE COMPENSATION

The following table sets forth compensation awarded to, earned by or paid to each of the Company's executive officers, including the Chief Executive Officer, who were serving as executive officers at the end of fiscal 1995, for services rendered to the Company during fiscal 1995. Information with respect to salary, bonus, other annual compensation and options is included for the 1993, 1994 and 1995 fiscal years. The Company does not provide any long term incentive plans. The Company has not granted any restricted stock awards or stock appreciation rights, nor paid compensation that would qualify as "All Other Compensation".


                    Fiscal                             Other Annual
Name                Year      Salary         Bonus     Compensation             Options
C. William Carey    1995      $975,000
                    1994      $973,558       $546,000   $9,333   (1) (2)        1,000,000
                    1993      $905,769                 $37,333   (1) (2)

Francis X. Correra  1995      $373,915
                    1994      $364,231       $127,750   $9,333   (1) (2)          500,000
                    1993      $327,597                 $37,333   (1) (2)

(1) The aggregate amount of perquisites and other personal benefits provided to each named executive officer did not exceed the lesser of $50,000 or 10% of his total annual salary and bonus.

(2) In fiscal 1992, Mr. Carey and Mr. Correra each purchased 20,000 shares of Common Stock of Essex International Company, Ltd., a subsidiary of the Company, at a purchase price of $0.40 per share. Two-thirds of the shares purchased were subject to restrictions on voting and disposition which lapsed ratably through May 1993.

                  AGGREGATE FISCAL YEAR-END OPTION VALUE TABLE

On May 14, 1993, the Board of Directors issued options to purchase 1,000,000 shares of Class A Common Stock to C. William Carey and options to purchase 500,000 shares of Class A Common Stock to Francis X. Correra. The options are exercisable at a price of $2.75 per share. Twenty-five percent of the options vested upon issuance and twenty-five percent vest on each of the first three anniversary dates of the recapitalization of the Company.

The following table sets forth certain information concerning unexercised stock options held by the named executive officers as of the end of fiscal 1995. No stock options were granted to or exercised by any of the named executive officers during the 1995 fiscal year. No stock appreciation rights have been granted or are outstanding.

                  OPTION EXERCISES DURING 1995 FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                       Number of                     Value of Unexercised
                    Number of                          Unexercised                   In-the-Money Options
                    Shares Acquired     Value at       Options at 1995               at 1995 Fiscal Year
Name                on Exercise         Realization    Fiscal Year End               End ($) (1)
- - ----------------    ---------------     -----------    ----------------------------  ----------------------------
                                                       Exercisable    Unexercisable  Exercisable    Unexercisable
C. William Carey    0                   0              500,000        500,000        0              0

Francis X. Correra  0                   0              372,000        250,000        0              0


(1) The closing price for the Company's Class A Common Stock on February 26, 1995, as reported by the American Stock Exchange was $0.8125.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of Messrs. Hill and Schawbel. Following review by the full Board of preliminary financial results for fiscal 1995, it was agreed that the provisions of new employment agreements and performance-based compensation plan described below define fiscal 1995 salary and bonus arrangements for Messrs. Carey and Correra and that no Compensation Committee Report on Executive Compensation would be required.

Messrs. William Schawbel and Charles Hill.

                               PERFORMANCE GRAPH

The following graph compares changes in the cumulative total shareholder return on the Company's Class A Common Stock for the previous five-years to the Standard & Poor's 500 Composite Index and to a peer group of publicly traded companies.

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG TOWN & COUNTRY
            CORPORATION, S&P 500 INDEX AND PEER COMPANY GROUP INDEX



                              2/91      2/92      2/93      2/94      2/95

Town & Country Corp. Class A  $ 47.62    $52.38    $50.00    $47.62    $16.67
S&P 500 Comp-Ltd.             $114.67   $133.00   $147.17   $159.44   $171.17
Peer Group Weighted Average   $121.92   $124.00   $ 87.63   $115.64   $112.98

                             EMPLOYMENT AGREEMENTS

In fiscal 1995, the Company entered into new employment agreements with C. William Carey, the Chairman, President and Treasurer of the Company, and Francis
X. Correra, the Senior Vice President and Chief Financial Officer of the Company. Mr. Carey's employment agreement may, in certain circumstances, provide for the payment of compensation in excess of $1 million. Section 162(m) of the Internal Revenue Code provides that, with certain exceptions, a public company may not deduct compensation in excess of $1 million. Deductions of amounts paid in excess of $1 million are allowed for performance-based compensation that is paid solely on the basis of performance goals established by an independent compensation committee and approved by the corporation's shareholders. During fiscal 1994, the Compensation Committee recommended, and the full Board of Directors approved, new employment agreements for Mr. Carey and Mr. Correra which include performance-based compensation that could result in payments in excess of $1 million to Mr. Carey. To enable the Company to deduct this compensation and take advantage of the tax benefits to the Company that such deductions would provide, in fiscal 1995, the Board of Directors sought and received shareholder approval at the 1994 Annual Meeting of the performance-based compensation arrangements set forth in the new employment agreements for Messrs. Carey and Correra.

The agreements provide for annual compensation and benefits for a five-year term commencing March 1, 1994. Mr. Carey's agreement provides for a base salary of $975,000 and an annual bonus, based on increasing earnings per share targets, of up to 120% of his salary. Mr. Carey's base salary will remain constant unless
Section 162(m) is amended or repealed and thereafter would be subject only to cost of living increases. Mr. Correra's agreement provides for a base salary of $365,000, subject to annual cost of living increases, and an annual bonus, based on increasing earnings per share targets, of up to 110% of his base salary. The bonuses are linked to earnings per share goals which the Compensation Committee and the Board of Directors believe would constitute, even at the lowest levels, above average performance.

Each of Mr. Carey and Mr. Correra are eligible to receive a bonus if the Company's net income per common share (excluding extraordinary items and material capital transactions and after provision for the payment of any such bonus) equals or exceeds certain targeted earnings per share levels. These levels increase over the term of the employment agreements so that the targets in each year are higher than the previous year's targets. If the applicable target is not achieved, no bonus will be paid. The percentage bonus to be paid depends upon the earnings per share target achieved. The maximum bonus which may be paid to Mr. Carey is equal to 120% of his salary and the maximum bonus which may be paid to Mr. Correra is equal to 110% of his salary. Neither the Board of Directors nor the Compensation Committee has any power to alter the performance targets contained in the employment agreements.

                               NEW PLAN BENEFITS

       Employment Agreements with C. William Carey and Francis X. Correra


Name and Position                                 Dollar Value
C. William Carey, Chairman, President
and Treasurer                                     (1)

Francis X. Correra, Senior Vice President
and Chief Financial Officer                       (1)


(1) Pursuant to the performance-based compensation arrangements contained in Mr. Carey's and Mr. Correra's employment agreements, Mr. Carey is eligible to receive a bonus of up to 120% of his base salary, currently $975,000, and Mr. Correra is eligible to receive a bonus of up to 110% of his base salary, currently $365,000. The amount of the bonuses to be paid, if any, is indeterminate because such bonus payments will be based solely upon the achievement of certain targeted earnings per share goals.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, Directors and greater than ten percent shareholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended February 26, 1995, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with, except that Charles Hill, a Director of the Company, did not timely file a Form 4 reporting one transaction in the Company's Common Stock. This transaction was reported on a Form 5 filed by Mr. Hill.

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

During fiscal year 1995, the Company leased a portion of its Chelsea, Massachusetts facility comprising approximately 44,000 square feet of administrative space from Carey Realty Trust, a Massachusetts business trust (the "Trust") which is wholly owned by C. William Carey, the President and principal stockholder of the Company. The lease expires on August 31, 1998 and the Company has four five-year options to renew. The current lease provides for an annual rental (subject to Consumer Price Index adjustment) on a net lease basis of $483,426. The Company believes that these lease arrangements represent terms no less favorable to the Company than could be obtained from unaffiliated third parties.

The professional corporation of Richard E. Floor, the Clerk and a Director of the Company, is a partner in the law firm of Goodwin, Procter & Hoar, which provides legal services for the Company.

In connection with the Company's recapitalization completed in May 1993, certain funds managed by Fidelity Management & Research Company and Fidelity Management Trust Company (the "Fidelity Funds") committed to purchase all of the Company's 11-1/2% Senior Secured Notes due September 15, 1997 (the "New Senior Secured Notes") not purchased by other holders of the Company's then-outstanding subordinated indebtedness. As a result of such commitment, the Fidelity Funds purchased an aggregate of $27,000,000 principal amount of New Senior Secured Notes. In exchange for their commitment to purchase all of the New Senior Secured Notes not purchased by such other holders, the Company issued to the Fidelity Funds 750,000 shares of Class A Common Stock and paid the fees and expenses of the Fidelity Funds' legal counsel (approximately $220,000). As part of the recapitalization, the Fidelity Funds exchanged the Company's 10-1/4% Subordinated Notes due July 1, 1995 and the Company's 13% Senior Subordinated Notes due December 15, 1998 held by them for an aggregate of $22,886,639 principal amount of the Company's 13% Senior Subordinated Notes due May 31, 1998 (the "New Senior Subordinated Notes"), 1,084,069 shares of the Company's exchangeable preferred stock, $1.00 par value per share (the "Exchangeable Preferred Stock"), and 4,276,160 shares of Class A Common Stock. In addition, pursuant to an agreement with the Fidelity Funds, the Company has registered under the Securities Act of 1933, as amended (the "Securities Act"), the New Senior Secured Notes, the New Senior Subordinated Notes, the Exchangeable Preferred Stock and the Class A Common Stock held by the Fidelity Funds and has agreed to keep the registration statement covering such securities effective until the earlier of (a) the date on which the Fidelity Funds notify the Company that they may dispose of such securities without being subject to the restrictions of Rule 144(e)(i) of the Securities Act or (b) the date on which the Fidelity Funds no longer own any of such securities.

             APPROVAL OF 1994 NON-EMPLOYEE DIRECTORS' NONQUALIFIED
                    STOCK OPTION PLAN (ITEM 2 ON THE PROXY)

On September 12, 1994, the Board of Directors of the Company adopted the 1994 Non-Employee Directors' Nonqualified Stock Option Plan (the "Directors' Stock Option Plan"), subject to the approval of the Company's stockholders at the 1995 Annual Meeting. The purpose of the Directors' Stock Option Plan is to provide an incentive to obtain and retain the services of highly qualified persons who are not employees of the Company to serve as members of the Board of Directors of the Company through the granting of options. The Directors' Stock Option Plan is designed to give each participant an ownership interest in the Company and to align their interests with those of the Company's stockholders. The Directors' Stock Option Plan authorizes only the grant of options to purchase Class A Common Stock that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Nonqualified Options").

SUMMARY OF THE DIRECTORS' STOCK OPTION PLAN

The Directors' Stock Option Plan provides for the grant of options to purchase up to 200,000 shares of Class A Common Stock of the Company. Based solely upon the closing price of the Company's Common Stock on the American Stock Exchange on June 10, 1995, the maximum aggregate market value of the securities to be issued under the Directors' Stock Option Plan is $125,000. The actual value of the securities to be issued will be determined by the fair market value of the underlying securities on the dates such securities are issued. The actual aggregate amount to be received by the Company upon issuance of such shares will be determined by the aggregate exercise price of options granted under the Directors' Stock Option Plan.

Pursuant to the Directors' Stock Option Plan, each non-employee Director of the Company at October 1, 1994 was granted an option to purchase 20,000 shares of Class A Common Stock at a per share exercise price of $1.875, the fair market value of a share of Class A Common Stock on that date. Upon his or her initial election to the Board of Directors, each non-employee Director will be granted an option to purchase 20,000 shares of Class A Common Stock. Each non-employee Director who is a Director on the last day of the Company's fiscal year which is more than four full years after the date of the initial option grant will receive on such date and annually thereafter an option to purchase 4,000 additional shares of Class A Common Stock. All such options will be immediately exercisable at the fair market value of the Class A Common Stock on the date of issuance.

Each option will have a term of ten years from the date of grant. No options granted under the Directors' Stock Option Plan may be exercised after the date on which the Director to whom the option was granted ceases to serve as a Director of the Company, provided that in the event of the termination of a Director as a result of disability, death or mandatory retirement due to age, the Director or his or her personal representative may exercise any outstanding options during the one-year period following such disability, death or retirement. No options may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

The Directors' Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). All members of the Committee must be "disinterested persons" as that term is defined under rules promulgated by the SEC.

The Company will receive no consideration upon the grant of options under the Directors' Stock Option Plan. Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check, by other instrument acceptable to the Committee or, if the Committee so determines, by delivery of shares of Common Stock already owned by the optionee.

Federal Income Tax Consequences

The following is a general summary of the principal federal income tax consequences of transactions under the Directors' Stock Option Plan. It does not describe all federal tax consequences under the Directors' Stock Option Plan, nor does it describe state or local tax consequences.

No income is realized by the optionee at the time an option is granted under the Directors' Stock Option Plan. Generally, (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

New Plan Benefits

The table below shows the aggregate number of options that will be granted to non-employee Directors by the Company in 1995, assuming adoption of the Directors' Stock Option Plan. Each option granted will have an option exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant.


          1994 Non-Employee Directors' Nonqualified Stock Option Plan

Name of Group                 Number of Common Shares Underlying Stock Options

Non-Employee Directors        20,000 (1)


(1) The above grant will be made to Marcia C. Morris if she is elected as a Director by the holders of Class A Common Stock and if the Directors' Stock Option Plan is approved by the Company's stockholders. On October 1, 1994, each of Richard E. Floor, Charles Hill and William Schawbel were granted options to purchase 20,000 shares of Class A Common Stock at an exercise price of $1.875, contingent on stockholder approval of the Directors' Stock Option Plan.

The description of the Directors' Stock Option Plan, as it is proposed to be approved, is qualified in its entirety by reference to the text of the Town & Country Corporation 1994 Non-Employee Directors' Stock Option Plan, a copy of which is attached as Exhibit A to the Proxy Statement.

The Board of Directors recommends that the Directors' Stock Option Plan be approved and therefore recommends a vote FOR this proposal.

The Directors' Stock Option Plan will become effective upon the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the 1995 Annual Meeting. For purposes of the vote on the Directors' Stock Option Plan, abstentions will have the same effect as votes against the Directors' Stock Option Plan and broker non-votes will have no effect on the results of the vote. Both abstentions and broker non-votes will count towards the presence of a quorum.

     APPROVAL OF 1995 STOCK OPTION AND INCENTIVE PLAN (ITEM 3 ON THE PROXY)

The Board of Directors has adopted the 1995 Stock Option and Incentive Plan (the "1995 Plan") for officers, employees and other key persons of the Company and its subsidiaries, subject to the approval of the 1995 Plan by the Company's stockholders at the 1995 Annual Meeting.

The Board of Directors of the Company believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the 1995 Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. The Board of Directors believes that the proposed 1995 Plan, which provides for a greater range of stock-based incentive awards and permits greater flexibility in the terms of such awards than the Company's 1985 Amended and Restated Stock Option Plan (the "1985 Plan"), will help the Company to achieve its goals by keeping the Company's incentive compensation program dynamic and competitive with those of other companies. Effective May 20, 1995, additional options may no longer be granted under the 1985 Plan. However, 755,700 options granted under the 1985 Plan before May 20, 1995 will continue to be governed by the 1985 Plan.

The 1995 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, at its discretion, may grant a variety of stock incentive awards based on the Class A Common Stock of the Company. Awards under the 1995 Plan include stock options (both incentive options and non-qualified options), stock appreciation rights, restricted stock, performance shares, unrestricted stock and dividend equivalent rights. These awards are described in greater detail below.

Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Class A Common Stock that can be issued under the 1995 Plan is 2,000,000 shares. In order to satisfy the performance-based compensation exception to the $1 million cap on the Company's tax deduction imposed by
Section 162(m) of the Internal Revenue Code, the Plan also provides that stock options or stock appreciation rights with respect to no more than 500,000 shares of Class A Common Stock may be granted to any one individual in any one calendar year. The shares issued by the Company under the 1995 Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 1995 do not vest or otherwise revert to the Company, the shares of Class A Common Stock represented by such awards may be the subject of subsequent awards.

Summary of the 1995 Plan

The following description of certain features of the 1995 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1995 Plan which is attached hereto as Exhibit B.

Plan Administration; Eligibility. The 1995 Plan is administered by the Committee. All members of the Committee must be "disinterested persons" as that term is defined under the rules promulgated by the Securities and Exchange Commission and "outside directors" as defined in Section 162 of the Internal Revenue Code and the regulations promulgated thereunder.

The Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 1995 Plan. The Committee may permit Class A Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Committee may permit interest, dividend or deemed dividends to be credited to the amount of deferrals.

Persons eligible to participate in the 1995 Plan will be those employees and other key persons, such as consultants, of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Committee.

Stock Options. The 1995 Plan permits the granting of (i) options to purchase Class A Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code and (ii) Nonqualified Stock Options that do not so qualify. The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Class A Common Stock on the date of grant in the case of Incentive Options, and may not be less than 85% of the fair market value of the Class A Common Stock on the date of grant in the case of Nonqualified Options. However, employees participating in the 1995 Plan may elect, with the consent of the Committee, to receive discounted Nonqualified Options in lieu of cash bonuses. In the case of such grants, the option exercise price must be at least 50% of the fair market value of the Class A Common Stock on the date of grant.

The term of each option will be fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1995 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

At the discretion of the Committee, stock options granted under the 1995 Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Class A Common Stock on the date the additional stock option is granted) to purchase that number of shares of Class A Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain any equity interest in the Company without dilution.

To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders. Awards of Incentive Options may be granted under the 1995 Plan until ten years after the date the 1995 Plan is adopted by the Board of Directors.

Stock Appreciation Right. The Committee may award a stock appreciation right ("SAR") either as a freestanding award or in tandem with a stock option. Upon exercise of the SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of the Class A Common Stock over the exercise price per share specified in the related stock option (or, in the case of freestanding SAR, the price per share specified in such right, which price may not be less than 85% of the fair market value of the Class A Common Stock on the date of grant) times the number of shares of the Class A Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, Common Stock, or a combination thereof, as determined by the Committee. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise.

Restricted Stock. The Committee may also award shares of the Class A Common Stock to officers, other employees and key persons subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the employees will forfeit their awards of Restricted Stock.

Unrestricted Stock. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the 1995 Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to employees and key persons in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees and key persons.

Subject to the consent of the Committee, an employee or key person of the Company may make an irrevocable election to receive a portion of his compensation in Unrestricted Stock (valued at fair market value on the date the cash compensation would otherwise be paid).

Performance Share Awards. The Committee may also grant performance share awards to employees or other key persons entitling the recipient to receive shares of the Class A Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine ("Performance Share Award").

Dividend Equivalent Rights. The Committee may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the grantee had held specified shares of the Class A Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the 1995 Plan may be paid currently or be deemed to be reinvested in additional shares of the Class A Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company's dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award. Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Committee, in its discretion, may provide for substitution or adjustments of outstanding options and SARs, or may terminate all unexercised options and SARs with or without payment of cash consideration.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1995 Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, plan amendments shall be subject to approval by the Company's stockholders if and to the extent required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to ensure that awards granted under the 1995 Plan are exempt under Rule 16b-3 promulgated under the Exchange Act, or required by the Internal Revenue Code to preserve the qualified status of Incentive Options.

New Plan Benefits

The number of shares that may be granted to executive officers and non-executive officers is undeterminable at this time, as such grants are subject to the discretion of the Committee.

Federal Income Tax Consequences

The following is a summary of the principal Federal income tax consequences of stock incentive awards under the 1995 Plan. It does not describe all Federal tax consequences under the 1995 Plan, nor does it describe state or local tax consequences.

Incentive Options. Under the Internal Revenue Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Nonqualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

Nonqualified Options. There are no Federal income tax consequences to either the optionee, or the Company on the grant of a Nonqualified Option. On the exercise of a Nonqualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Nonqualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding rules. Upon the sale of the shares acquired by exercise of a Nonqualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

Section 83 of the Internal Revenue Code and the regulations thereunder provide that the date for recognition of ordinary income (and the Company's equivalent deduction) upon exercise of a Nonqualified Option and for the commencement of the holding period of the shares thereby acquired by a person who is subject to
Section 16 of the Exchange Act will be delayed until the date that is the earlier of (i) six months after the date of the exercise and (ii) such time as the shares received upon exercise could be sold at a gain without the person being subject to such potential liability.

Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Nonqualified Option.

Limitation on Company's Deductions. As a result of Section 162(m) of the Internal Revenue Code, the Company's deduction for certain awards under the 1995 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

The Board of Directors recommends that the 1995 Plan be approved, and therefore recommends a vote FOR this proposal.

The 1995 Plan will become effective upon the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the 1995 Annual Meeting. For purposes of the vote on the 1995 Plan, abstentions will have the same effect as votes against the 1995 Plan and broker non-votes will have no effect on the results of the vote. Both abstentions and broker-non votes will count towards the presence of a quorum.


                              INDEPENDENT AUDITORS

Management has selected the firm of Arthur Andersen LLP, independent public accountants, to serve as the Company's independent accountants for the fiscal year ending February 25, 1996. Arthur Andersen LLP has served as the Company's independent accountants since 1981. A partner in that firm will be present at the Annual Meeting of Stockholders to answer questions and will be given the opportunity to make a statement, if he so desires.

                                 OTHER MATTERS

Management of the Company knows of no other matters to be presented for action at the meeting by or on behalf of the Company or its management. If any other matters shall be brought before the meeting, it is the intention of the person named in the accompanying proxy to vote on such matters in accordance with their judgment.

The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers and regular employees of the Company may solicit proxies personally and by telephone, telefax or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

Proxies, ballots and voting tabulations identifying stockholders are secret and will not be available to anyone, except as actually necessary to meet legal requirements.

                             STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 1996 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy by February 29, 1996. The by-laws of the Company provide that any Director nominations by stockholders must be filed with the Clerk of the Company not less than (i) with respect to an election to be held at an Annual Meeting of stockholders, 90 days prior to the date one year from the date of the immediately preceding Annual Meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

Richard E. Floor
Clerk

June 27, 1995

                                   EXHIBIT A

                           TOWN & COUNTRY CORPORATION
          1994 NON-EMPLOYEE DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

The purpose of this 1994 Non-Employee Directors' Nonqualified Stock Option Plan (the "Plan") is to promote the interests of Town & Country Corporation (the "Company") by providing an incentive to obtain and retain the services of highly qualified persons who are not employees of the Company to serve as members of the Board of Directors of the Company through the granting of options, as herein provided, to acquire shares of its Class A Common Stock, $.01 par value ("Common Stock"). The effective date of the Plan shall be October 1, 1994 (the "Effective Date"). Options granted under the Plan are not intended to qualify and shall not be treated as "incentive stock options" under Internal Revenue Code Section 422.

1.   Shares of Stock Subject to the Plan

The stock that may be issued and sold pursuant to options granted under the Plan shall not exceed, in the aggregate, 200,000 shares of the Common Stock of the Company, which may be (i) authorized but unissued shares, (ii) treasury shares or (iii) shares previously reserved for issuance upon the exercise of options under the Plan, which options have expired or been terminated; provided, however, that the number of shares subject to the Plan shall be subject to adjustment as provided in Section 6.

2.   Eligibility

Options will be granted only to persons who are Directors of the Company on the date of grant of options hereunder and who are not also employees of the Company or any majority-owned subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company ("non-employee Directors").

3.   Grant of Options - Purchase Price

A. Grant of Options. Each non-employee Director who is a Director on the Effective Date shall automatically be granted (an "Initial Grant") on such date an option to purchase 20,000 shares of Common Stock. Each non-employee Director who becomes a Director subsequent to the Effective Date shall automatically be granted as an Initial Grant an option to purchase 20,000 shares of Common Stock on the date of his or her election to the Board of Directors. Each Director who is a Director on the last day of the Company's fiscal year which is more than four full years following his or her Initial Grant shall automatically be granted on such date and annually thereafter an option to purchase 4,000 shares of Common Stock. All options granted under this Plan shall be immediately vested upon grant; provided, however, that all options granted under this Plan prior to stockholder approval of this Plan shall be contingent upon and shall vest immediately upon such approval.

B. Purchase Price. The purchase price of shares which may be purchased under each option shall be equal to the Fair Market Value of the Common Stock on the date the option is granted. Fair Market Value shall mean (a) the closing sale price of the Common Stock as reported by The American Stock Exchange, if the Common Stock is then quoted on such an exchange, on the date the option is granted, or the last preceding date on which a sale was reported, (b) the closing sale price of the Common Stock on a national marketing system, if the Common Stock is then listed on such a system, on the date the option is granted, or the last preceding date on which a sale was reported, or (c) the closing bid price (or average of such bid prices) of the Common Stock as quoted by an established quotation service if the Common Stock is then traded on the over-the-counter market, on the date the option is granted, or the last preceding date on which a sale was reported.

C. Limitations. All grants of options hereunder shall be subject to the availability of shares hereunder, and no option shall be granted under this Plan except as provided in this Section 3. No options shall be granted hereunder to the extent necessary to prevent non-employee Directors serving as the administrators of any of the Company's other stock option or other employee benefit plans from failing to qualify as "disinterested persons " under Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

4.   Period of Option and Certain Limitations on Right to Exercise.

A. Period. Each option shall become exercisable as provided in Section 3 hereof, but in no event shall any such option be exercisable after the earlier of (a) the date ten years after the date such option is granted or (b) the date on which the Director to whom such option was granted ceases for any reason to serve as a Director of the Company; provided, however, that in the event of termination as a result of disability, death or mandatory retirement due to age, the Director or his or her personal representative may exercise any outstanding options not theretofore exercised, to the extent exercisable on the date of such disability, death or retirement, during the one-year period following such disability, death or retirement.

B. Exercise. The delivery of certificates representing shares under any option will be contingent upon receipt by the Company from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the option) of the full purchase price for such shares by one or more of the methods specified below and the fulfillment of any other requirements provided in the option or under applicable provisions of law; and until such receipt of the purchase price and fulfillment of such other requirements and delivery of such certificates no optionee or person entitled to exercise the option shall be, or shall be deemed to be, a holder of any shares subject to the option for any purpose.

Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i) In cash, by certified or bank check or other instrument acceptable to the Board of Directors or its authorized committee;

(ii) In the form of shares of Common Stock that are not then subject to restrictions under any Company plan, if permitted by the Board or its authorized committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

5.   Non-Transferability of Option

Each option granted under the Plan shall provide that it is personal to the optionee, is not transferable by the optionee in any manner otherwise than by will or the laws of descent and distribution and is exercisable, during the optionee's lifetime, only by the optionee. However, the rights and obligations of the Company under the Plan and any option may be assigned by the Company to a successor to the whole or any substantial part of its business provided that such successor assumes in writing all of such rights and obligations.

6.   Dilution or Other Adjustment

The terms of the options and the number of shares subject to this Plan shall be equitably adjusted in such manner as to prevent dilution or enlargement of option rights in the following instances:

(i) The declaration of a dividend payable to the holders of Common Stock in stock of the same class;

(ii) A split-up of the Common Stock or a reverse split thereof;

(iii) A recapitalization of the Company under which shares of one or more different classes of stock are distributed in exchange for or upon the Common Stock without payment of any valuable consideration by the holders thereof.

The terms of any such adjustment shall be conclusively determined by the Board.

7.   Effect of Certain Transactions

In the case of (a) the dissolution or liquidation of the Company, (b) a merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation, or (c) the sale of all or substantially all of the outstanding Common Stock or assets of the Company to another entity, the Plan and options issued thereunder shall terminate on the effective date of such dissolution, liquidation, merger, reorganization, consolidation or sale, unless provision is made in such transaction for the assumption of options theretofore granted under the Plan or the substitution for such options of a new stock option of the successor corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in
Section 6 of the Plan. In the event of any transaction which will trigger such termination, the Company shall give written notice thereof to the Optionees at least twenty days prior to the effective date of such transaction or the record date on which shareholders of the Company entitled to participate in such transaction shall be determined, whichever comes first. In the event of such termination, any unexercised portion of outstanding options, which is vested and exercisable at that time, shall be exercisable for at least 15 days prior to the date of such termination; provided, however, that in no event shall options be exercisable after the applicable expiration date for an option.

8.   Administration and Amendment of the Plan

The Plan shall be administered in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 by the Board or an authorized committee thereof (in which case all references to the Board shall refer to such committee while such committee administers this Plan), which shall make any determination under or interpretation of any provision of the Plan and any option. Any of the foregoing actions taken by the Board shall be final and conclusive. The Board may amend and make such changes in and additions to the Plan (and, with the consent of the applicable optionee, any outstanding option) as it may deem proper and in the best interest of the Company; provided, however, that no such action shall adversely affect or impair any options theretofore granted under the Plan without the consent of the applicable optionee; and provided further, however, that no amendment (i) increasing the maximum number of shares which may be issued under the Plan, except as provided in Section 6, (ii) extending the term of the Plan or any option, (iii) changing the requirements as to eligibility for participation in the Plan, or (iv) otherwise requiring approval of stockholders under Rule 16b-3, shall be adopted without the approval of stockholders. Notwithstanding anything to the contrary herein, the provisions of
Section 3.a. shall not be amended more than once in every six month period, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

9.   Expiration and Termination of the Plan

Options shall be granted under the Plan as provided herein during the ten years from the Effective Date, as long as the total number of shares purchased under the Plan and subject to outstanding options under the Plan does not exceed 200,000 shares of the Common Stock of the Company, subject to adjustment as provided in Section 6. The Plan may be abandoned or terminated at any time by the Board, except with respect to any options then outstanding under the Plan.

                                   EXHIBIT B

        TOWN & COUNTRY CORPORATION 1995 STOCK OPTION AND INCENTIVE PLAN


SECTION 1.     GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Town & Country Corporation 1995 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and other key persons of Town & Country Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

"Act" means the Securities Exchange Act of 1934, as amended.

"Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

"Board" means the Board of Directors of the Company.

"Cause" as such term relates to the termination of any person means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person's duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person within 30 days after written notice from the Company of such failure, or
(v) material breach by such person of his noncompetition agreement with the Company, if any, as determined by the Board in good faith in its sole discretion.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

"Committee" means the Committee of the Board referred to in Section 2.

"Disability" means an individual's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual's mental or physical disability, as determined by the Committee in good faith in its sole discretion.

"Disinterested Person" means an Independent Director who qualifies as such under Rule 16b-3(c)(2)(i) promulgated under the Act, or any successor definition under said Rule.

"Dividend Equivalent Right" means Awards granted pursuant to Section 10.

"Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 16.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

"Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

"Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

"Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

"Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

"Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

"Performance Share Award" means Awards granted pursuant to Section 9.

"Restricted Stock Award" means Awards granted pursuant to Section 7.

"Retirement" means the employee's termination of employment with the Company and its Subsidiaries after attainment of age 65 or attainment of age 55 and completion of 10 years of employment.

"Stock" means the Class A Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

"Stock Appreciation Right" means any Award granted pursuant to Section 6.

"Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

"Unrestricted Stock Award" means any Award granted pursuant to Section 8.

        SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT
                       PARTICIPANTS AND DETERMINE AWARDS

(A) Committee. The Plan shall be administered by all of the Independent Director members of the Compensation Committee of the Board, or any other committee of not less than two Independent Directors performing similar functions as appointed by the Board from time to time. Each member of the Committee shall be a Disinterested Person and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(B) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers, employees and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares of Stock to be covered by any Award.

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(A)(iii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

        SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(A) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,000,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option, if any, shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan.

(B) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards and Stock Appreciation Rights under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(C) Mergers. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options and Stock Appreciation Rights: (i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or
(iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Committee) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights in exchange for the termination of such Stock Options and Stock Appreciation Rights.

(D) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

                             SECTION 4. ELIGIBILITY

Participants in the Plan will be such full or part-time officers, and other employees and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

                            SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after the ten year anniversary of the Plan's adoption by the Board of Directors.

(A) Stock Options Granted to Employees and Key Persons. The Committee in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted to employees pursuant to this
Section 5(A) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(A) shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or 85% of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options. Notwithstanding the foregoing, with respect to Non-Qualified Stock Options which are granted in lieu of cash bonus, the exercise price per share shall not be less than 50% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii) Grant of Discount Options in Lieu of Cash Bonus. Upon the request of an eligible employee and with the consent of the Committee, such employee may elect each calendar year to receive a Non-Qualified Stock Option in lieu of any cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company, but only if such employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days (or such shorter period permitted by the Committee) preceding January 1 of the calendar year for which the cash bonus would otherwise be paid. A Non-Qualified Stock Option shall be granted to each employee who made such an irrevocable election on the date the waived cash bonus would otherwise be paid; provided, however, that with respect to an employee who is subject to Section 16 of the Act, if such grant date is not at least six months and one day from the date of the election, the grant shall be delayed until the date which is six months and one day from the date of the election (or the next following business day, if such date is not a business day). The exercise price per share shall be determined by the Committee but shall not be less than 50% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash bonus by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for whole number of shares so determined; the value of any fractional share shall be paid in cash. An employee may revoke his election under this
Section 5(A)(ii) on a prospective basis at any time; provided, however, that with respect to an employee who is subject to Section 16 of the Act, such revocation shall only be effective six months and one day following the date of such revocation.

(iii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(iv) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash bonus shall be exercisable in full as of the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(v) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(a) In cash, by certified or bank check or other instrument acceptable to the Committee;

(b) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(c) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(vi) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of death shall become fully exercisable and may thereafter be exercised by the legal representative or legatee of the optionee, for a period of 12 months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

(vii) Termination by Reason of Disability.

(a) Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability shall become fully exercisable and may thereafter be exercised, for a period of 12 months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier.

(b) The Committee shall have sole authority and discretion to determine whether a participant's employment (or business relationship) has been terminated by reason of Disability.

(c) Except as otherwise provided by the Committee at any time, the death of an optionee during the period provided in this Section 5(A)(vii) for the exercise of a Stock Option shall extend such period for 12 months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(viii) Termination by Reason of Retirement.

(a) Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 12 months (or such other period as the Committee shall specify at any time) from the date of such termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier.

(b) Except as otherwise provided by the Committee at any time, the death of an optionee during a period provided in this Section 5(A)(viii) for the exercise of a Stock Option shall extend such period for 12 months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(ix) Termination for Cause. If any optionee's employment by (or other business relationship with) the Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is immediately exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the date of termination of employment (or business relationship) or until the expiration of the stated term of the Option, if earlier.

(x) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by (or other business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment (or business relationship), for three months (or such longer period as the Committee shall specify at any time) from the date of termination of employment (or business relationship) or until the expiration of the stated term of the Option, if earlier.

(xi) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(B) Reload Options. At the discretion of the Committee, Options granted under
Section 5(A) may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(A)(v)(b) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

(C) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Stock Options to members of his immediate family, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners.

(D) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

                     SECTION 6. STOCK APPRECIATION RIGHTS.

(A) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price per Stock Appreciation Right set by the Committee at the time of grant, which price shall not be less than 85% of the Fair Market Value of the Stock on the date of grant (or over the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(B) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any eligible employee or key person of the Company or any Subsidiary by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(C) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii) Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with an Option shall not be transferable otherwise than by will or the laws of descent or distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

(iv) No Stock Appreciation Right may be exercised for a period of six months after the date of grant.

(D) Rules Relating to Exercise. In the case of a participant subject to the restrictions of Section 16(b) of the Act, no Stock Appreciation Right (as referred to in Rule 16b-3(e) or any successor rule under the Act) shall be exercised except in compliance with any applicable requirements of Rule 16b-3 or any successor rule. If a full or partial settlement in cash would result, (i) such a participant may not exercise a Stock Appreciation Right or any related Stock Option during the first six months of the term of the Stock Appreciation Right or Option to be exercised; and (ii) such a participant may exercise a Stock Appreciation Right only either: (A) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, unless a different period is specified by Rule 16b-3(e) or any successor rule under the Act; (B) pursuant to an irrevocable election to exercise made at least six months in advance of the effective date of the election, which election shall be subject to the consent or disapproval of the Committee; or (C) pursuant to an election to exercise incident to death, Retirement, Disability or termination of employment. Notwithstanding the foregoing, Section 6(D)(ii)(a) shall not be applicable until the Company has been subject to the reporting requirements of Section 13(a) of the Act for at least a year prior to the exercise and has filed all reports and statements required to be filed pursuant to that Section for a year.

                       SECTION 7. RESTRICTED STOCK AWARDS

(A) Nature of Restricted Stock Awards. The Committee may grant Restricted Stock Awards to any employee or key person of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(B) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(D) below.

(C) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. In the case of Restricted Stock granted to an employee, if the participant's employment with the Company and its Subsidiaries terminates for any reason other than death or Disability, the Company shall have the right, at the discretion of the Committee, to repurchase restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award). Restricted Stock granted to a key person who is not an employee shall be subject to such forfeiture and repurchase provisions as the Committee shall specify.

(D) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." A participant whose employment is terminated for reason of death or Disability shall become fully vested on his termination date in any Restricted Stock he received as an employee to the extent such vesting is otherwise contingent only on continued service with the Company. Where vesting is contingent on attainment of pre-established performance goals, the vesting of Restricted Stock in the case of death or Disability shall remain dependent on the attainment of such goals and shall be determined as of such date or dates specified by the Committee.

(E) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

                      SECTION 8. UNRESTRICTED STOCK AWARDS

(A) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any employee or key person of the Company or any Subsidiary, pursuant to which such employee or key person may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such employee or key person.

(B) Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of an employee or a key person and with the consent of the Committee, each employee or key person may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to such employee or key person in the form of shares of Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). With respect to any employee who is subject to Section 16 of the Act, such irrevocable election shall become effective no earlier than six months and one day following the date of such election and the revocation of such election shall be effective six months and one day following the date of the revocation.

                      SECTION 9. PERFORMANCE SHARE AWARDS

(A) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any employees or key persons of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

(B) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(C) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(D) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment (or other business relationship), a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by (or business relationship with) the Company and its Subsidiaries for any reason.

(E) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

                     SECTION 10. DIVIDEND EQUIVALENT RIGHTS

(A) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to an eligible employee or key person, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(B) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

                          SECTION 11. TAX WITHHOLDING

(A) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(B) Payment in Stock. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to
Section 16 of the Act, the following additional restrictions shall apply:

(i) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 11(B) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

(ii) such election shall be irrevocable;

(iii) such election shall be subject to the consent or disapproval of the Committee; and

(iv) the Stock withheld to satisfy tax withholding must pertain to an Award which has been held by the participant for at least six months from the date of grant of the Award.

Notwithstanding the foregoing, the first sentence of Section 11(B)(i) shall not be applicable until the Company has been subject to the reporting requirements of Section 13(a) of the Act for at least a year prior to the election and has filed all reports and statements required to be filed pursuant to that Section for that year.

                  SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(A) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(B) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

                     SECTION 13. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Committee to be required by the Act to ensure that Awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, or that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company's stockholders.

                           SECTION 14. STATUS OF PLAN

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

                         SECTION 15. GENERAL PROVISIONS

(A) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(B) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

(C) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

                       SECTION 16. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

                           SECTION 17. GOVERNING LAW

This Plan shall be governed by Massachusetts law except to the extent such law is preempted by federal law.



DATE APPROVED BY BOARD OF DIRECTORS:


DATE APPROVED BY SHAREHOLDERS: